Exhibit 99.1

For release:  May 7, 2015

Contact: Gerald Coggin, Sr. VP of Corporate Relations

Phone: (615) 890-2020

NHC Reports First Quarter Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE MKT:  NHC, NHC.PRA), the nation's oldest publicly traded long-term health care company, today announced net income available to common shareholders for the quarter ended March 31, 2015 of $11,074,000 compared to $11,061,000 for the quarter ended March 31, 2014.  Excluding the operating losses from the newly constructed or leased skilled nursing facilities placed in service less than twelve months ago, net income available to common shareholders for the quarter ended March 31, 2015 would have been $11,903,000, which is an increase of 7.6% over the same three month period in 2014.

Net revenues for the three months ended March 31, 2015 totaled $222,407,000 compared to $210,531,000 for the same three months of 2014, an increase of 5.6%.  Net income was $0.80 per common share basic for the quarters ended March 31, 2015 and 2014.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q and 10-K, and include, among others, the following:  liabilities and other claims asserted against us and patient care liabilities, as well as the resolution of current litigation; availability of insurance and assets for indemnification; national and local economic conditions; including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including our compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries, the ability of third parties for whom we have guaranteed debt to refinance certain short term debt obligations; and other factors referenced or incorporated by reference in the S.E.C. filings.  The risks included here are not exhaustive.  All forward-looking statements represent NHC’s best judgment as of the date of this release.

About NHC

NHC affiliates operate for themselves and third parties 74 long-term health care centers with 9,357 beds.  NHC affiliates also operate 36 homecare programs, five independent living centers and 18 assisted living communities.  NHC’s other services include Alzheimer’s units, long-term care pharmacies, hospice, a rehabilitation services company, and providing management and accounting services to third parties. Other information about the company can be found on our web site at www.nhccare.com.  The reference to our website is not intended to incorporate our website into this press release.

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Consolidated Statements of Income
(in thousands, except share and per share amounts)

		Three Months Ended
		March 31
		2015	2014
Revenues:		(unaudited)
Net patient revenues		$ 212,061	$ 199,769
Other revenues		10,346	10,762
Net operating revenues		222,407	210,531

Costs and Expenses:
Salaries, wages and benefits		125,716	119,725
Other operating		59,747	55,742
Facility rent		9,985	9,886
Depreciation and amortization		8,933	7,900
Interest		590	290
Total costs and expenses		204,971	193,543

Income Before Non-Operating Income		17,436	16,988
Non-Operating Income		4,222	4,572

Income Before Income Taxes		21,658	21,560
Income Tax Provision		(8,416)	(8,331)

Net Income		13,242	13,229

Dividends to Preferred Stockholders		(2,168)	(2,168)

Net Income Available to Common Stockholders		$ 11,074	$ 11,061

Earnings Per Common Share
Basic		$ 0.80	$ 0.80
Diluted		$ 0.77	$ 0.78

Weighted average common shares outstanding
Basic		13,761,561	13,843,190
Diluted		14,289,800	14,170,453

Dividends declared per common share		$ 0.34	$ 0.32

Balance Sheet Data
(in thousands)		March 31	Dec. 31
		2015	2014
Cash and marketable securities		$ 213,006	$ 202,302
Restricted cash and marketable securities		174,006	168,924
Current assets		332,147	322,525
Property and equipment, net		518,391	514,744
Total assets		1,091,853	1,074,123
Current liabilities		180,430	183,558
Long-term debt		10,000	10,000
Stockholders' equity		748,400	734,148
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Selected Operating Statistics
(unaudited)
	Three Months Ended
	March 31
	2015	2014
Per Diems:
Medicare	$ 433.29	$ 431.94
Managed Care	$ 397.05	$ 399.61
Medicaid	$ 171.35	$ 169.26
Private Pay and Other	$ 217.36	$ 212.90

Patient Days:
Medicare	135,851	126,148
Managed Care	53,020	43,953
Medicaid	303,947	300,775
Private Pay and Other	169,373	162,993
	662,191	633,869

Average Per Diem	$ 254.93	$ 248.73